UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                               450 Fifth Street NW
                             Washington, D.C. 29549
                            -----------------------
                                    Form 8-K
                            -----------------------

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):          March 17, 2004
                                                        -----------------------

                         MILLER DIVERSIFIED CORPORATION
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

           Nevada                     01-19001                 84-1070932
 ---------------------------         ----------           ----------------------
(State or Other Jurisdiction        (Commission             (I.R.S. Employer
      of Incorporation)             File Number)          Identification Number)

         23360 Weld County Road 35
            La Salle, Colorado                                       80645
  --------------------------------------                           --------
 (Address of Principal Executive Offices)                         (Zip Code)

                                 (970) 284-5556
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              (Registrant's telephone number, including area code)

                                 Not Applicable
           -----------------------------------------------------------
          (Former Name or Former Address, if changed since last report)

Item 12 -- Results of Operations and Financial Condition:

(a) On or about March 1, 2004, Miller Diversified Corporation confirmed that reimbursements owed to the chairman of its board of directors had been inadvertently omitted from its financial statements beginning in the second quarter of its fiscal year ended August 31, 2001 and continuing through August 31, 2003. In 1999, Miller Diversified established an oral arrangement with the board chairman to provide certain guarantees on cattle he placed in the Company's feedlots. The arrangement was not unlike arrangements made with certain other unrelated customers in order to maintain the volume of cattle in the feedlots, which provides revenue from feed sales and yardage charges. During the second quarter of fiscal year 2001, the chairman agreed to defer settlement on the guarantee provisions of his cattle feeding in order to enhance the Company's cash flow. The unrecorded amounts owed to the board chairman are as follows:

--------------------------------------------------------------------------------

                                         Settlement of
                                     Guarantee Provision -
           Quarter Ended                 Loss (Profit)           Amound Owed
--------------------------------------------------------------------------------

February 28, 2001                           $73,281               $73,281
May 31, 2001                               (27,103)                46,178
August 31, 2001                              48,625                94,803
November 30, 2001                            46,289               141,092
February 28, 2002                            38,706               179,798
May 31, 2002                                     --               179,798
August 31, 2002                             100,995               280,793
November 30, 2002                           (4,428)               276,365
February 28, 2003                                --               276,365
May 31, 2003                                     --               276,365
August 31, 2003                            (34,293)               242,072

The board chairman has agreed to forgive $62,274 of the above amount, which reduces the amount owed to $179,798.


(b) During February 2002, the Company established an oral arrangement with Miller Feed Lots, Inc. (MFL) to share the profits and losses of the Company's fed cattle sales during 2002. The Company is related to MFL through partial common ownership and management. The arrangement was subsequently extended to 2003. During the fiscal years ended August 31, 2002 and 2003, MFL's share of losses on fed cattle was $514,373 and $3,273, respectively, which was reported as a reduction of the cost of cattle sold. The Company has determined that accounting rules of the Securities and Exchange Commission require such cost-sharing arrangements with related parties be reported as paid-in capital rather than as a reduction of costs. As a result, the net losses of the Company for the years ended August 31, 2002 and 2003 will be increased $514,373 and $3,273, respectively, with a corresponding increase in paid-in capital.


(c) In light of the changes noted in (a) and (b) above, the Company has further determined that accounting rules of the Securities and Exchange Commission require that the $376,167 of deferred tax assets reported at August 31, 2002 (consisting primarily of net operating loss carryforwards) have a 100% allowance due to the uncertainty that they will be realized.


The Company is currently preparing an amended Form 10-KSB for the fiscal year ended August 31, 2002 to reflect these restatements. It is anticipated that the restatement will reflect net losses of $(1,382,441) and $(156,781) for the years ended August 31, 2002 and 2001, respectively. The Company has also been notified by its former independent auditors, Anderson & Whitney, P.C., that they have recalled their report on the August 31, 2002 and 2001 financial statements due to the restatement.

Item 7 -- Financial Statements and Exhibits.
(A) Not Applicable
(B) Not Applicable
(C) Exhibits - None
                                     Page 2


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         Miller Diversified Corporation


   March 17, 2004       /s/ James E. Miller
   --------------       -------------------------------------
        Date            James E. Miller
                        President, Principal Executive
                        Officer, Principal Financial Officer,
                        and Director



   March 17, 2004       /s/ Clark A. Miller
   --------------       -------------------------------------
        Date            Clark A. Miller
                        Secretary-Treasurer, Principal
                        Marketing Officer



   March 17, 2004       /s/ Norman M. Dean
   --------------       -------------------------------------
        Date            Norman M. Dean
                        Chairman of the Board and Director